Herzfeld Credit Income Fund, Inc.

Announces Board Approval of Change in Dividend Reinvestment Policy

MIAMI BEACH, FLA., July 16, 2025 – Herzfeld Credit Income Fund, Inc. (NASDAQ: HERZ) (the “Fund”) today announced that the Fund’s Board of Directors (“Board”) approved amendments to the Fund’s Dividend Reinvestment Plan (the “Plan”), on May 8, 2025. The changes to the Plan will become effective thirty (30) days from the date that notice is mailed to shareholders of the Fund.

The amendments make a number of changes to the Plan to align the terms with more recently adopted dividend reinvestment plans of similar funds in our industry. Such changes include a modification that allows the Fund to issue new shares to Plan participants regardless of whether the Fund’s common stock is trading at a premium or discount to the Fund’s NAV. The prior plan required the Fund to purchase shares on the open marketing in cases where the market price of the common stock is trading at a price below NAV.

In addition, the Plan, as amended, determines the number of shares to be received when distributions are reinvested by dividing the amount of the distribution by 95% of (i) the market price per share of common stock at the close of regular trading on the securities exchange where the Fund’s securities are listed on that date (currently the NASDAQ Capital Market (the “Exchange”)), or, (ii) if there is no sale on the Exchange on that date, then the average between the closing bid and asked quotations on the Exchange on such date will be used.

The Fund encourages its shareholders to carefully review the Plan to determine whether they would like to remain or become a Plan participant.

About Thomas J. Herzfeld Advisors, Inc.

Thomas J. Herzfeld Advisors, Inc. (the “Advisor”), founded in 1984, is an SEC registered investment advisor, specializing in investment analysis and account management in closed-end funds.

More information about the advisor can be found at www.herzfeld.com.

Past performance is no guarantee of future performance. An investment in the Fund is subject to certain risks, including market risk. In general, shares of closed-end funds often trade at a discount from their net asset value and at the time of sale may be trading on the exchange at a price which is more or less than the original purchase price or the net asset value. An investor should carefully consider the Fund’s investment objective, risks, charges and expenses. Please read the Fund’s disclosure documents before investing.

Forward-Looking Statements

This press release, and other statements that the Advisor or the Fund may make, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Fund’s or the Advisor’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. The Advisor and the Fund caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Advisor and the Fund assume no duty to and do not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. With respect to the Fund, the following risk factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) portfolio fair value risk; (2potential conflicts of interest risk; (3) collateralized loan obligation risk; (4) covenant-lite loans risk; (5) subordinated securities risk; (7) high yield investment risk; (8default risk; (9) non-diversification risk; (10) leverage risk; (11) reliance on senior management personnel of the Adviser risk; (12) liquidity risk; (13) risks related to the Adviser’s incentive fee; (14) market risks; (15) inflation risk; (16) interest rate risk; (17) regulatory risk; (18) credit spread risk; (19) prepayment risk; (20) volatility risk; (21) equity risk; (22) foreign exchange rate risk; and (23) cybersecurity risk. Annual and Semi-Annual Reports and other regulatory filings of the Fund with the SEC are accessible on the SEC’s website at www.sec.gov and on the Advisor’s website at www.herzfeld.com/herz, and may discuss these or other factors that affect the Fund. The information contained on the Advisor’s website is not a part of this press release.

Contact:
Thomas Morgan
Chief Compliance Officer
Herzfeld Credit Income Fund, Inc.
1-305-777-1660